EXHIBIT 99.26

TWC WIRELESS HOLDINGS I LLC

TWC WIRELESS HOLDINGS II LLC

TWC WIRELESS HOLDINGS III LLC

60 Columbus Circle

New York, New York 10023

September 4, 2012

Clearwire Communications LLC

Clearwire Corporation

1475 120th Avenue NE

Bellevue, Washington 98005

Attn: Vice President Corporate Development

         General Counsel

         Chief Executive Officer

Facsimile No.: (425) 216-7776

Exchange Notice

Ladies and Gentlemen:

Reference is made to the Restated Certificate of Incorporation of Clearwire Corporation, dated as of November 28, 2008, as amended (the “Charter”), and to the Amended and Restated Operating Agreement (the “Operating Agreement”) of Clearwire Communications LLC (the “Company”), dated as of November 28, 2008, by and among TWC Wireless Holdings I LLC (“TWC I”), TWC Wireless Holdings II LLC (“TWC II”), TWC Wireless Holdings III LLC (“TWC III”) and certain other members of the Company. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Charter or the Operating Agreement, as applicable.

Pursuant to Section 7.9(c) of the Operating Agreement, each of TWC I, TWC II and TWC III hereby notifies you that it desires to exchange 15,468,261, 15,468,261 and 15,468,260 Class B Common Units, respectively, and a corresponding number of shares of Class B Common Stock for an equal number of shares of Class A Common Stock under Section 5.1 of the Charter and Section 7.9(a) of the Operating Agreement (the “Exchange”). The Exchange is to be completed on September 13, 2012 (the “Exchange Date”). On the Exchange Date, 15,468,261, 15,468,261 and 15,468,260 shares of Class A Common Stock will be issued in book-entry form to TWC I, TWC II and TWC III, respectively.

Pursuant to Section 7.9(c) of the Operating Agreement, enclosed herewith is an instrument of transfer, duly executed by each of TWC I, TWC II and TWC III, in respect of the Class B Common Units and shares of Class B Common Stock subject to the Exchange.

[Signature Page Follows.]

Very truly yours,

TWC WIRELESS HOLDINGS I LLC

By:	/s/ SATISH ADIGE
Name: Satish Adige
Title: Senior Vice President, Investments

TWC WIRELESS HOLDINGS II LLC

By:	/s/ SATISH ADIGE
Name: Satish Adige
Title: Senior Vice President, Investments

TWC WIRELESS HOLDINGS III LLC

By:	/s/ SATISH ADIGE
Name: Satish Adige
Title: Senior Vice President, Investments

Copy to:

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, New York 10022

Attention: Joshua N. Korff

Facsimile No.: (212) 446-6460

Davis Wright Tremaine LLP

1201 Third Avenue, Suite 2200

Seattle, Washington 98101

Attention: Sarah English Tune

Facsimile No.: (206) 757-7161

[Signature Page to TWC Exchange Notice]